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Exhibit 5.01

May 23, 2003

Silicon Image, Inc.
1060 East Arques Avenue
Sunnyvale, CA 94085

Ladies and Gentlemen:

        At your request, we have examined the Registration Statement on Form S-3 (the "Registration Statement") to be filed by you with the Securities and Exchange Commission (the "Commission") on or about May 23, 2003 in connection with the registration under the Securities Act of 1933, as amended, of an aggregate of 2,500,817 shares of your Common Stock (the "Stock"), all of which will be sold by certain selling stockholders (the "Selling Stockholders").

        In rendering this opinion, we have examined the following:

  (1)
  your registration statement on Form 8-A filed with the Commission on July 30, 1999;

  (2)
  your annual report on Form 10-K for the fiscal year ended December 31, 2002 filed with the Commission on March 27, 2003;

  (3)
  your quarterly report on Form 10-Q for the quarter ended March 31, 2002 filed with the Commission on May 8, 2003;

  (4)
  your current reports on Form 8-K filed with the Commission on February 25, 2003, March 6, 2003, April 21, 2003 and April 23, 2003;

  (5)
  the Registration Statement, together with the exhibits filed as a part thereof or incorporated by reference therein;

  (6)
  the prospectus prepared in connection with the Registration Statement (the "Prospectus");

  (7)
  the Agreement and Plan of Reorganization dated December 9, 2002 among you, your wholly-owned subsidiary TWN Acquisition Corp., TransWarp Networks, Inc. ("TransWarp"), TransWarp's stockholders' agent and certain stockholders of TransWarp (the "Plan of Reorganization");

  (8)
  Letter Agreement, Notice of Call Interest and Notice of Call Exercise in connection with the Plan of Reorganization reviewed by you and TransWarp in connection with your issuance of the Stock to the Selling Stockholders;

  (9)
  the Purchase Option Agreement in connection with the Plan of Reorganization dated as of December 9, 2002, by and between you and TransWarp;

  (10)
  the minutes of meetings of your Board of Directors that are relevant to the issuance of the Stock to the Selling Stockholders and the registration of the Stock pursuant to the Registration Statement that are contained in your minute books, that are in our possession;

  (11)
  the Certificate of Merger in connection with the Plan of Reorganization filed with the Delaware Secretary of State on April 7, 2003;

  (12)
  electronic mail from your transfer agent regarding the number of shares outstanding as of May 22, 2003, and a list prepared by you and dated of even date herewith identifying all outstanding options, warrants and other rights to acquire your capital stock; and

  (13)
  a Management Certificate addressed to us and dated of even date herewith executed by you containing certain factual representations.

        In our examination of documents for purposes of this opinion, we have assumed, and express no opinion as to, the genuineness of all signatures on original documents, the authenticity and completeness of all documents submitted to us as originals or copies of originals and the conformity to originals and completeness of all documents submitted to us as copies.

        We are admitted to practice law in the State of California, and we render this opinion only with respect to, and express no opinion herein concerning the application or effect of the laws of any jurisdiction other than, the existing laws of the United States of America and the State of California and the Delaware General Corporation Law.

        Based upon the foregoing, it is our opinion that the up to 2,500,817 shares of Stock to be sold by the Selling Stockholders pursuant to the Registration Statement are validly issued, fully paid and nonassessable.

        We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us, if any, in the Registration Statement, the Prospectus constituting a part thereof and any amendments thereto. This opinion speaks only as of its date and we assume no obligation to update this opinion should circumstances change after the date hereof. This opinion is intended solely for use in connection with issuance and sale of shares subject to the Registration Statement and is not to be relied upon for any other purpose.

                      Very truly yours,

                      /s/ FENWICK & WEST LLP

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  Exhibit 5.01